UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 24, 2020

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas		76210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 898-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On April 24, 2020, Sally Holdings LLC (“Holdings”) and Sally Capital Inc. (together with Holdings, the “Issuers”), both subsidiaries of Sally Beauty Holdings, Inc. (the “Company”), completed a previously announced private offering of $300,000,000 aggregate principal amount of its 8.750% senior secured notes due 2025 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement between the Issuers, the Company, the other guarantors party thereto and BofA Securities, Inc., as representative of the initial purchasers. The Notes will be guaranteed on a senior secured basis by the Company, Sally Investment Holdings LLC and the Company’s domestic subsidiaries that have guaranteed obligations under its senior secured credit facilities and its existing notes. The Notes and the related guarantees will be secured by a junior-priority lien on substantially all of the Company’s assets securing indebtedness under each of the Company’s senior secured credit facility and term loan B facility, subject to certain exceptions and permitted liens.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 24, 2020, by and among the Issuers, the guarantors listed therein and Wells Fargo Bank, National Association, as trustee and notes collateral agent (the “Trustee”). The Indenture provides that interest on the Notes will accrue from April 24, 2020 and is payable semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2020, and the Notes mature on April 30, 2025.

The Company may redeem the Notes, in whole or in part, at any time on or after April 30, 2022, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. In addition, prior to April 30, 2022, the Company may redeem up to 35% of the aggregate principal amount of the Notes with funds not exceeding the aggregate proceeds of one or more equity offerings at a redemption price of 108.750%, plus accrued and unpaid interest, if any. At any time prior to April 30, 2022, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus an applicable premium and accrued and unpaid interest, if any, to the date of redemption.

The Indenture contains certain covenants that, among other things, limit the Issuers’ ability and the ability of their subsidiaries to create liens and merge or consolidate. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits     The following Exhibits are filed herewith as part of this report:

4.1	Indenture, dated as of April 24, 2020, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Wells Fargo, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

April 27, 2020	By:	/s/ John Henrich
Name: John Henrich
Title: Senior Vice President, General Counsel and Secretary